EXHIBIT  11


                            STANFORD MANAGEMENT LTD.

                   Statement re: Computation of Share Earnings


Stanford  has  2,358,500  common  shares  outstanding  as  at  May  31, 2004 (*)


     Accumulated  loss  as  at  May  31,  2004           $  122,144
                                                           --------

     Loss per share  -  based on outstanding  shares     $   0.0525
                                                          ---------




(*)     There  have  been  no  shares  issued  since  May  31,  2004.